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                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Optek Technology, Inc.



We consent to the use of our reports included and incorporated by reference herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.





                                                      KPMG Peat Marwick LLP


Dallas, Texas
April 8, 1998